UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2011

LANDEC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-27446 (Commission file number)	94-3025618 (IRS Employer Identification No.)

3603 Haven Avenue, Menlo Park, California 94025
(Address of principal executive offices and zip code)

(650) 306-1650
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02   Termination of Material Definitive Agreement

Monsanto Company (“Monsanto”) has informed Landec Corporation (“Landec”) that Monsanto intends to allow the Amended and Restated License, Supply and R&D Agreement (“License Agreement”) between Landec and Monsanto to expire in accordance with its terms on December 1, 2011. Upon termination of the License Agreement, Monsanto will be obligated to pay a termination fee of $4 million to Landec and all rights to the Intellicoat seed coating technology licensed to Monsanto will revert back to Landec.

The License Agreement was originally entered into on December 1, 2006, and was amended on May 29, 2009 and amended and restated on November 27, 2009.  The material terms of the License Agreement are more fully described in Landec’s Current Reports on Form 8-K filed on December 6, 2006, June 1, 2009 and December 3, 2009, and those descriptions are incorporated herein by reference.

The foregoing description of the License Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the License Agreement, a copy of which is filed as Exhibit 10.25 with Landec’s Current Report on Form 8-K, filed on December 3, 2009.

Item 7.01   Regulation  FD Disclosure

On September 14, 2011, Landec issued a press release announcing that it had received notice from Monsanto of its intent to allow the License Agreement to expire in accordance with its terms. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item  9.01   Financial Statements and Exhibits

 (d)           Exhibits.

Exhibit No.  Description

99.1	Press Release dated September 14, 2011

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDEC CORPORATION Registrant

Date: September 14, 2011	By:	/s/ Gregory S. Skinner

Gregory S. Skinner
Vice President of Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 14, 2011

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